UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

DLD Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27195	98-0117139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Fordham Drive
Buffalo, New York 14216
Registrant’s telephone number, including area code: (716) 868-6789

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a -12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01 Changes in Control of Registrant

On June 11, 2014 certain of our stockholders sold a total to 71,500 shares of our common stock representing approximately 75% of our then outstanding shares of common stock to Marcel A. Willoughby pursuant to a Stock Purchase Agreement dated June 11, 2014. As a result Marcel A. Willoughby became the principal stockholder of DLD Group, Inc. (the “Company) constituting 71.5% of the outstanding common stock. The following individuals sold the number of shares indicated below to Marcel A. Willoughby in the Stock Purchase Agreement:

Name	Number of Shares
Fenglin Wang	65,000
Wenyong Wang	3,000
Fang Wang	2,500
Jihuai Bao	1,000
Total	71,500

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of the securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change of control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DLD Group, Inc.

Date: July 8, 2014	By:	/s/ Fenglin Wang
Fenglin Wang
President and Chairman